            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration
Statement on Form S-3 of Alamosa Holdings, Inc. of our reports dated March 9,
2004 relating to the consolidated financial statements and financial statement schedule, which appear in Alamosa Holdings, Inc.'s Annual Report on Form 10-K
for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, TX
February 7, 2005